Exhibit 2.1

EXECUTION COPY

AMENDMENT NO 1. TO

MERGER AGREEMENT

THIS AMENDMENT NO. 1 TO THE MERGER AGREEMENT (this “Amendment”), dated as of June 1, 2018, is by and between American Midstream Partners, LP, American Midstream GP, LLC, Southcross Energy Partners, L.P., Southcross Energy Partners GP, LLC and Cherokee Merger Sub LLC.

WHEREAS, the Parties entered into that certain Agreement and Plan of Merger, dated as of October 31, 2017 (the “Merger Agreement”); and

WHEREAS, the Parties now desire to amend the Merger Agreement in accordance with the provisions of Section 8.2 of the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing, and the premises, representations, warranties, covenants and agreements herein contained, and other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, intending to be legally bound, the Parties hereby agree as follows:

AGREEMENT

1.1 Definitions. All terms used herein and not otherwise defined herein shall have the meaning ascribed to them in the Merger Agreement.

1.2 Amendment of Section 7.1(b)(i). Section 7.1(b)(i) of the Merger Agreement is hereby amended to replace “June 1, 2018” with “June 15, 2018”.

1.3 Contribution Agreement. All references in the Merger Agreement to the Contribution Agreement shall include all amendments to the Contribution Agreement.

1.4 Effect of Amendment. Except as expressly modified by this Amendment, all provisions of the Merger Agreement remain unchanged and in full force and effect.

1.5 Counterparts. This Amendment may be executed in counterparts (each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement) and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties. The delivery of signed counterparts by facsimile or email transmission which includes a copy of the sending party’s signature(s) is as effective as signing and delivering the counterpart in person.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first above written.

AMID:

AMERICAN MIDSTREAM PARTNERS, LP

By: American Midstream GP, LLC, Its general partner

By:	/s/ Lynn L. Bourdon III
Name: Lynn L. Bourdon III
Title: President and Chief Executive Officer

AMID GP:

AMERICAN MIDSTREAM GP, LLC

By:	/s/ Lynn L. Bourdon III
Name: Lynn L. Bourdon III
Title: President and Chief Executive Officer

MERGER SUB:

CHEROKEE MERGER SUB LLC

By:	/s/ Lynn L. Bourdon III
Name: Lynn L. Bourdon III
Title: President and Chief Executive Officer

[Signature Page to Amendment No. 1 to Merger Agreement]

SXE:

SOUTHCROSS ENERGY PARTNERS, L.P.

By: SOUTHCROSS ENERGY PARTNERS GP, LLC Its general partner

By:	/s/ Bret M. Allan
Name: Bret M. Allan
Title: Senior Vice President and Chief Financial Officer

SXE GP:

SOUTHCROSS ENERGY PARTNERS GP, LLC

By:	/s/ Bret M. Allan
Name: Bret M. Allan
Title: Senior Vice President and Chief Financial Officer

[Signature Page to Amendment No. 1 to Merger Agreement]